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                                                                    Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-65688 and 33-98852) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-10949 and 333-12435) of Molten Metal Technology, Inc. of our report dated June 16, 1997 relating to the financial statements of the M4 Environmental L.P. (excluding the Retech Division), appearing in this current report on Form 8-K of Molten Metal Technology, Inc. dated August 29, 1997.




Price Waterhouse LLP


Boston, Massachusetts
August 29, 1997